UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : September 6, 2005

Grant Prideco, Inc.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900 (Address of Principal Executive Offices)	77060 (Zip Code)

Registrant’s telephone number, including area code: (281) 878-8000

(Former name or former address, if changed since last report)

Item 7.01.     Regulation FD Disclosure

     Mike McShane, Chairman, President and Chief Executive Officer of Grant Prideco, Inc. (NYSE:GRP), will present at the Nineteenth Annual Lehman Brothers CEO Energy/Power Conference on Wednesday, September 7 at 1:05 p.m. eastern time (12:05 p.m. Central Time).

     To listen to the live or replay webcast of Grant Prideco’s presentation, access it at http://www.grantprideco.com by first clicking on the “investor relations” link and then clicking on “presentations”. The live audio webcast will also be available at the web address as follows: http://customer.talkpoint.com/LEHM002/090605a_cs/default.asp?entity=GrantPrideco

     A copy of the presentation materials is attached as exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

99.1   Investor Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: September 6, 2005	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel